Exhibit 99.1

Contact:

Emily Riley – phone: 215.231.1035

                        email: emily.riley@radian.biz

Radian Reports Third Quarter 2010 Financial Results

- Diluted net income per share of $0.84 includes impact of

gains on derivatives and other financial instruments -

- Mortgage insurance delinquencies declined for third consecutive quarter -

- Stabilizing credit environment continued for financial guaranty business -

PHILADELPHIA, November 2, 2010 — Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended September 30, 2010, of $112.2 million, or $0.84 per diluted share, which included a pre-tax gain from the change in fair value of derivatives of $229.8 million, or $1.12 per share on an after-tax basis. This compares to a net loss of $70.5 million, or $0.86 per diluted share, for the prior-year third quarter. Book value per share at September 30, 2010, was $14.53.

“The signs of credit trend stabilization continued for our businesses, including the third straight quarter of declining mortgage insurance delinquencies, despite the challenge of an uncertain economy,” said Chief Executive Officer S.A. Ibrahim. “We are also pleased that Radian maintained its 21 percent market share of high-quality business as the private mortgage insurance industry continued to slowly recapture market share from the FHA.”

THIRD QUARTER HIGHLIGHTS

•	The risk-to-capital ratio for Radian Guaranty Inc., the company’s primary mortgage insurance subsidiary, was 17.2:1 at September 30, 2010, compared to 17.9:1 at June 30, 2010, and 16.1:1 at September 30, 2009.

•	The number of primary and pool delinquent loans decreased by 5.8 percent and 2.0 percent, respectively, from the second quarter of 2010, which was the third consecutive quarterly decline in delinquent loans. In addition, the number of delinquencies declined slightly in October.

•	The mortgage insurance provision for losses was $347.8 million in the third quarter of 2010, and mortgage insurance loss reserves were approximately $3.5 billion as of September 30, 2010, compared to a mortgage insurance provision for losses of $427.6 million in the second quarter of 2010, and mortgage insurance loss reserves of approximately $3.7 billion as of June 30, 2010. As of September 30, 2010, total first-lien reserves were $22,870 per default for primary and $25,278 per default for pool. For the prior-year period, total first-lien reserves were $21, 205 per default for primary and $13,572 per default for pool. The reserve per default totals exclude defaults for which reserves have not been established due to the presence of a deductible.

•	Consistent with Radian’s strategy of actively managing its legacy portfolio and reducing non-core risk, the company terminated two structured mortgage insurance transactions in the quarter that eliminated 4,325 loans from its delinquent inventory and reduced primary risk in force by $188 million. The payment of $142.7 million to terminate the transactions was slightly less than the company’s loss reserve for the terminated loans.

•	Total mortgage insurance claims paid were $494.2 million for the third quarter. Excluding the $142.7 million impact from the termination of the two structured transactions, claims paid were $351.5 million, which consisted of $347.0 million of first-liens and $4.5 million of second-liens. The company expects mortgage insurance claims paid of approximately $420 million in the fourth quarter of 2010 and approximately $1.7 billion for the full-year 2011.

•	New mortgage insurance written (NIW) increased to $3.2 billion in the third quarter, compared to $2.7 billion in the second quarter, and continued to consist of loans with excellent risk characteristics. The company maintained a market share of 21 percent.

•	Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	As of September 30, 2010, Radian Asset had approximately $1.1 billion in statutory surplus with an additional $1.3 billion in claims-paying resources.

•	Signs of credit trend stabilization continued in the quarter for certain assets, including the company’s TruPs CDO portfolio.

•	Radian Asset again received regulatory approval to release contingency reserves in its financial guaranty portfolio, which also strengthened Radian Guaranty’s statutory capital position. The $42 million reserve release in the quarter was based on a reduction in the company’s net par outstanding, resulting from the maturing of exposures and other terminations of coverage.

•	Radian Asset is expected to pay an ordinary dividend of approximately $65 million to Radian Guaranty in June 2011.

•	In addition, the financial guaranty segment reported net income of $187.2 million, which included gains on derivatives and other financial instruments.
CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, November 2, 2010 at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1074 inside the U.S., or 612-288-0340 for international callers, using passcode 174686 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 174686.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS

(Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income

Exhibit B:	Condensed Consolidated Balance Sheets

Exhibit C:	Segment Information Quarter Ended September 30, 2010

Exhibit D:	Segment Information Quarter Ended September 30, 2009

Exhibit E:	Segment Information Nine Months Ended September 30, 2010

Exhibit F:	Segment Information Nine Months Ended September 30, 2009

Exhibit G:	Financial Guaranty Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit H:	Financial Guaranty Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit I:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
New Insurance Written and Risk Written

Exhibit J:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Insurance in Force and Risk in Force

Exhibit K:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Risk in Force by LTV and Policy Year and other Risk in Force

Exhibit L:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Claims Paid, Reserves and Reserve per Default

Exhibit M:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Default Statistics

Exhibit N:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit O:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of September 30, 2010
Reinsurance Progression Toward Attachment – Summary by Book Year

Exhibit P:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of September 30, 2010
Modified Pool

Exhibit Q:	Mortgage Insurance Supplemental Information –
For the Quarter and Nine Months Ended and as of September 30, 2010
Alt-A Risk in Force

Exhibit R:	Impact of Mortgage Insurance Terminations –
For the Quarter Ended and as of September 30, 2010

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended September 30			Nine Months Ended September 30
	2010	2009		2010	2009
(In thousands, except per-share data)

Revenues:
Net premiums written - insurance	$174,807	$(38,060	)(1)	$490,209	$280,597 (1)

Net premiums earned - insurance	$203,937	$209,487		$605,651	$614,331
Net investment income	46,554	54,032		140,531	163,566
Change in fair value of derivative instruments	229,783	(30,857)		(372,777)	(42,955)
Net gains on other financial instruments	99,140	96,508		49,586	175,962
Net impairment losses recognized in earnings	(34)	(3)		(90)	(873)
Gain on sale of affiliate	—	—		34,815	—
Other income	1,951	2,467		5,654	10,487

Total revenues	581,331	331,634		463,370	920,518

Expenses:
Provision for losses	344,389	404,904		1,323,435	864,408
Provision for premium deficiency	8,628	(31,569)		43	(77,569)
Policy acquisition costs	11,054	14,193		42,719	54,114
Other operating expenses	43,052	54,034		143,273	161,271
Interest expense	9,502	11,296		28,551	35,890

Total expenses	416,625	452,858		1,538,021	1,038,114

Equity in net income of affiliates	—	7,946		14,668	23,608

Pretax (loss) income	164,706	(113,278)		(1,059,983)	(93,988)
Income tax (benefit) provision	52,521	(42,828)		(386,733)	(37,976)

Net (loss) income	$112,185	$(70,450)		$(673,250)	$(56,012)

Diluted net (loss) income per share (2)	$0.84	$(0.86)		$(6.20)	$(0.69)

(1)	Includes the reversal of $185.6 million of premiums written related to the commutation of $9.8 billion Financial Guaranty net par outstanding in July 2009.

(2) Weighted average shares outstanding (In thousands)

Weighted average common shares outstanding	82,324	81,749		82,417	81,761

Increase in weighted average shares-common stock offering	50,000	—		26,191	—

Increase in weighted average shares-common stock equivalents-diluted basis	1,196	—		—	—

Weighted average shares outstanding	133,520	81,749		108,608	81,761

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	September 30 2010	December 31 2009	September 30 2009

Assets:
Cash and investments	$6,438,904	$6,214,376	$6,466,527
Investment in affiliates	133	121,480	112,034
Deferred policy acquisition costs	146,475	160,281	158,813
Deferred income taxes, net	728,230	440,948	351,575
Reinsurance recoverables	586,370	628,572	597,067
Derivative assets	26,995	68,534	153,136
Receivable for securities sold	134,538	5,141	89,935
VIE assets	115,704	—	—
Other assets	405,302	436,974	435,325

Total assets	$8,582,651	$8,076,306	$8,364,412

Liabilities and stockholders’ equity:
Unearned premiums	$707,265	$823,621	$872,375
Reserve for losses and loss adjustment expenses	3,592,973	3,578,982	3,512,999
Reserve for premium deficiency	25,399	25,357	9,291
Long-term debt	664,901	698,222	698,703
VIE debt	496,293	296,080	328,986
Derivative liabilities	530,688	238,697	394,386
Payable for securities purchased	282,477	28,921	29,031
Other liabilities	351,035	381,432	377,771

Total liabilities	6,651,031	6,071,312	6,223,542

Common stock	150	100	100
Additional paid-in capital	1,004,079	473,759	477,503
Retained earnings	928,025	1,602,143	1,694,219
Accumulated other comprehensive loss	(634)	(71,008)	(30,952)

Total common stockholders’ equity	1,931,620	2,004,994	2,140,870

Total liabilities and stockholders’ equity	$8,582,651	$8,076,306	$8,364,412

Book value per share	$14.53	$24.22	$25.91

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2010

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Total
Revenues:
Net premiums written - insurance	$174,419	$388	$174,807

Net premiums earned - insurance	$181,731	$22,206	$203,937
Net investment income	26,658	19,896	46,554
Change in fair value of derivative instruments	6,772	223,011	229,783
Net gains on other financial instruments	55,735	43,405	99,140
Net impairment losses recognized in earnings	(34)	—	(34)
Gain on sale of affiliate	—	—	—
Other income	1,870	81	1,951

Total revenues	272,732	308,599	581,331

Expenses:
Provision for losses	347,800	(3,411)	344,389
Provision for premium deficiency	8,628	—	8,628
Policy acquisition costs	6,444	4,610	11,054
Other operating expenses	31,690	11,362	43,052
Interest expense	3,251	6,251	9,502

Total expenses	397,813	18,812	416,625

Pretax income (loss)	(125,081)	289,787	164,706

Income tax provision (benefit)	(50,090)	102,611	52,521

Net income (loss)	$(74,991)	$187,176	$112,185

Cash and investments	$3,722,189	$2,716,715	$6,438,904
Deferred policy acquisition costs	37,144	109,331	146,475
Total assets	5,110,581	3,472,070	8,582,651
Unearned premiums	199,764	507,501	707,265
Reserve for losses and loss adjustment expenses	3,504,181	88,792	3,592,973
VIE debt	156,811	339,482	496,293
Derivative liabilities	178	530,510	530,688

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2009

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$149,000	$(187,060)	$—	$(38,060)

Net premiums earned - insurance	$186,859	$22,628	$—	$209,487
Net investment income	33,822	20,209	1	54,032
Change in fair value of derivative instruments	6,678	(37,535)	—	(30,857)
Net gains on other financial instruments	38,583	57,925	—	96,508
Net impairment losses recognized in earnings	(3)	—	—	(3)
Other income	2,299	97	71	2,467

Total revenues	268,238	63,324	72	331,634

Expenses:
Provision for losses	376,488	28,416	—	404,904
Provision for premium deficiency	(31,569)	—	—	(31,569)
Policy acquisition costs	8,672	5,521	—	14,193
Other operating expenses	39,440	18,877	(4,283)	54,034
Interest expense	3,739	7,557	—	11,296

Total expenses	396,770	60,371	(4,283)	452,858

Equity in net income of affiliates	—	—	7,946	7,946

Pretax (loss) income	(128,532)	2,953	12,301	(113,278)

Income tax (benefit) provision	(45,912)	(1,245)	4,329	(42,828)

Net (loss) income	$(82,620)	$4,198	$7,972	$(70,450)

Cash and investments	$4,093,265	$2,373,262	$—	$6,466,527
Deferred policy acquisition costs	30,528	128,285	—	158,813
Total assets	5,231,755	3,015,532	117,125	8,364,412
Unearned premiums	266,122	606,253	—	872,375
Reserve for losses and loss adjustment expenses	3,387,740	125,259	—	3,512,999
VIE debt	328,986	—	—	328,986
Derivative liabilities	17,018	377,368	—	394,386

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2010

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$499,360	$(9,151)	$—	$490,209

Net premiums earned - insurance	$539,062	$66,589	$—	$605,651
Net investment income	81,561	58,970	—	140,531
Change in fair value of derivative instruments	5,739	(378,516)	—	(372,777)
Net gains (losses) on other financial instruments	80,784	(31,198)	—	49,586
Net impairment losses recognized in earnings	(90)	—	—	(90)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	5,292	299	63	5,654

Total revenues	712,348	(283,856)	34,878	463,370

Expenses:
Provision for losses	1,304,513	18,922	—	1,323,435
Provision for premium deficiency	43	—	—	43
Policy acquisition costs	29,061	13,658	—	42,719
Other operating expenses	103,562	39,511	200	143,273
Interest expense	6,920	21,631	—	28,551

Total expenses	1,444,099	93,722	200	1,538,021

Equity in net income of affiliates	—	78	14,590	14,668

Pretax (loss) income	(731,751)	(377,500)	49,268	(1,059,983)

Income tax (benefit) provision	(267,700)	(136,278)	17,245	(386,733)

Net (loss) income	$(464,051)	$(241,222)	$32,023	$(673,250)

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2009

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$465,878	$(185,281)	$—	$280,597

Net premiums earned - insurance	$534,789	$79,542	$—	$614,331
Net investment income	97,465	66,098	3	163,566
Change in fair value of derivative instruments	(28,455)	(14,500)	—	(42,955)
Net gains on other financial instruments	64,250	111,712	—	175,962
Net impairment losses recognized in earnings	(850)	(23)	—	(873)
Other income	9,865	316	306	10,487

Total revenues	677,064	243,145	309	920,518

Expenses:
Provision for losses	840,974	23,434	—	864,408
Provision for premium deficiency	(77,569)	—	—	(77,569)
Policy acquisition costs	22,332	31,782	—	54,114
Other operating expenses	110,724	54,619	(4,072)	161,271
Interest expense	12,052	23,838	—	35,890

Total expenses	908,513	133,673	(4,072)	1,038,114

Equity in net income of affiliates	—	—	23,608	23,608

Pretax (loss) income	(231,449)	109,472	27,989	(93,988)

Income tax (benefit) provision	(73,048)	25,004	10,068	(37,976)

Net (loss) income	$(158,401)	$84,468	$17,921	$(56,012)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit G

(In thousands)	Quarter Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Net Premiums Earned:
Public finance direct	$12,603	$9,363	$40,836	$35,750
Public finance reinsurance	7,826	11,071	20,935	38,297
Structured direct	895	1,321	2,055	5,156
Structured reinsurance	882	834	2,729	15,130
Trade credit reinsurance	—	39	51	174

Net Premiums Earned - insurance	22,206	22,628	66,606	94,507
Impact of commutations	—	—	(17)	(14,965)

Total Net Premiums Earned - insurance	$22,206	$22,628	$66,589	$79,542

Refundings included in earned premium	$8,602	$8,553	$28,340	$32,076

Net premiums earned - derivatives (1)	$11,335	$13,173	$35,172	$40,790

Claims paid:
Trade credit reinsurance	$(6)	$41	$1,078	$912
Financial Guaranty	32,298	84,976	57,496	123,761

Total	$32,292	$85,017	$58,574	$124,673

Impact of adoption of amendment to accounting standard regarding VIEs on January 1, 2010:

(In millions)
Balance Sheet Increase (Decrease):
Investments	$89.4
Other assets	121.0
VIE debt	321.0
Derivative liabilities	(128.6)
Derivative liabilities-VIE	17.4
Other liabilities	0.6

Income Statement Increase (Decrease):
Net investment income	$2.7
Net (losses) gains on other financial instruments	(60.9)
Change in fair value of derivative instruments	57.5
Other income	3.9
Other operating expenses	2.0
Interest expense	1.2

(1)	Included in change in fair value of derivative instruments.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit H

($ in thousands, except ratios)	September 30 2010	December 31 2009	September 30 2009
Statutory Information:

Capital and surplus	$1,056,140	$1,062,637	$939,880
Contingency reserve	374,944	366,108	494,058

Qualified statutory capital	1,431,084	1,428,745	1,433,938

Unearned premium reserve	534,356	595,819	616,788
Loss and loss expense reserve	76,936	128,754	57,259

Total statutory policyholders’ reserves	2,042,376	2,153,318	2,107,985

Present value of installment premiums	217,341	260,662	274,655
Soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$2,409,717	$2,563,980	$2,532,640

Net debt service outstanding	$100,702,721	$110,207,923	$112,780,855

Capital leverage ratio (1)	70	77	79
Claims paying leverage ratio (2)	42	43	45

Net par outstanding by product:
Public finance direct	$16,312,594	$17,536,616	$18,081,562
Public finance reinsurance	22,030,001	24,180,588	24,664,615
Structured direct	39,680,382	43,528,366	44,258,529
Structured reinsurance	1,854,456	2,174,433	2,324,867

Total (3)	$79,877,433	$87,420,003	$89,329,573

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$84,341	$121,833	$117,585
Trade Credit	4,451	6,611	7,674

Total	$88,792	$128,444	$125,259

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $1.8 billion, $2.2 billion and $2.4 billion at September 30, 2010, December 31, 2009 and September 30, 2009, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit I

($ in millions)	Quarter Ended September 30				Nine Months Ended September 30
	2010	%	2009	%	2010	%	2009	%
Primary new insurance written
Flow	$3,226	100.0%	$3,446	100.0%	$7,777	100.0%	$14,555	100.0%

Total Primary	$3,226	100.0%	$3,446	100.0%	$7,777	100.0%	$14,555	100.0%

Total
Prime	$3,225	100.0%	$3,441	99.9%	$7,774	100.0%	$14,530	99.8%
Alt-A	—	—	1	—	—	—	11	0.1%
A minus and below	1	—	4	0.1%	3	—	14	0.1%

Total Flow	$3,226	100.0%	$3,446	100.0%	$7,777	100.0%	$14,555	100.0%

Total primary new insurance written by FICO score

Total
>=740	$2,621	81.2%	$2,570	74.6%	$6,182	79.5%	$10,464	71.9%
680-739	605	18.8%	831	24.1%	1,592	20.5%	3,822	26.3%
620-679	—	0.0%	45	1.3%	3	0.0%	268	1.8%
<=619	—	—	—	—	—	—	1	—

Total Flow	$3,226	100.0%	$3,446	100.0%	$7,777	100.0%	$14,555	100.0%

Percentage of primary new insurance written
Refinances	44%		30%		34%		43%
95.01% LTV and above	0.2%		0.3%		0.3%		0.1%
ARMs
Less than 5 years	0.1%		0.1%		0.1%		0.1%
5 years and longer	5.3%		2.3%		5.8%		0.9%

Primary risk written
Flow	$741	100.0%	$756	100.0%	$1,811	100.0%	$3,130	100.0%

Total Primary	$741	100.0%	$756	100.0%	$1,811	100.0%	$3,130	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit J

($ in millions)	September 30		September 30
	2010	%	2009	%
Primary insurance in force
Flow	$116,971	88.9%	$122,912	79.9%
Structured	14,587	11.1%	30,876	20.1%

Total Primary	$131,558	100.0%	$153,788	100.0%

Prime	$107,469	81.7%	$113,518	73.8%
Alt-A	15,204	11.6%	30,012	19.5%
A minus and below	8,885	6.7%	10,258	6.7%

Total Primary	$131,558	100.0%	$153,788	100.0%

Primary risk in force
Flow	$28,790	90.1%	$30,388	88.0%
Structured	3,179	9.9%	4,131	12.0%

Total Primary	$31,969	100.0%	$34,519	100.0%

Flow
Prime	$24,413	84.8%	$25,253	83.1%
Alt-A	2,743	9.5%	3,257	10.7%
A minus and below	1,634	5.7%	1,878	6.2%

Total Flow	$28,790	100.0%	$30,388	100.0%

Structured
Prime	$1,865	58.7%	$2,152	52.1%
Alt-A	727	22.9%	1,305	31.6%
A minus and below	587	18.4%	674	16.3%

Total Structured	$3,179	100.0%	$4,131	100.0%

Total
Prime	$26,278	82.2%	$27,405	79.4%
Alt-A	3,470	10.9%	4,562	13.2%
A minus and below	2,221	6.9%	2,552	7.4%

Total Primary	$31,969	100.0%	$34,519	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,865	37.7%	$10,449	34.4%
680-739	10,109	35.1%	11,002	36.2%
620-679	6,620	23.0%	7,561	24.9%
<=619	1,196	4.2%	1,376	4.5%

Total Flow	$28,790	100.0%	$30,388	100.0%

Structured
>=740	$869	27.3%	$1,114	27.0%
680-739	927	29.2%	1,314	31.8%
620-679	840	26.4%	1,083	26.2%
<=619	543	17.1%	620	15.0%

Total Structured	$3,179	100.0%	$4,131	100.0%

Total
>=740	$11,734	36.7%	$11,563	33.5%
680-739	11,036	34.6%	12,316	35.7%
620-679	7,460	23.3%	8,644	25.0%
<=619	1,739	5.4%	1,996	5.8%

Total Primary	$31,969	100.0%	$34,519	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	20%		21%
ARMs
Less than 5 years	6%		8%
5 years and longer	8%		8%

Pool risk in force
Prime	$1,848	74.2%	$1,973	70.3%
Alt-A	170	6.8%	284	10.1%
A minus and below	472	19.0%	549	19.6%

Total	$2,490	100.0%	$2,806	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit K

($ in millions)	September 30		September 30
	2010	%	2009	%
Total primary risk in force by LTV
85.00% and below	$2,831	8.9%	$3,556	10.3%
85.01% to 90.00%	12,239	38.3%	12,690	36.7%
90.01% to 95.00%	10,619	33.2%	11,142	32.3%
95.01% and above	6,280	19.6%	7,131	20.7%

Total	$31,969	100.0%	$34,519	100.0%

Total primary risk in force by policy year
2005 and prior	$8,539	26.6%	$10,140	29.4%
2006	3,852	12.0%	4,650	13.4%
2007	8,395	26.3%	9,823	28.4%
2008	6,189	19.4%	6,887	20.0%
2009	3,249	10.2%	3,019	8.8%
2010	1,745	5.5%	—	—

Total	$31,969	100.0%	$34,519	100.0%

Total pool risk in force by policy year
2005 and prior	$2,053	82.4%	$2,280	81.2%
2006	191	7.7%	241	8.6%
2007	198	8.0%	227	8.1%
2008	48	1.9%	58	2.1%

Total pool risk in force	$2,490	100.0%	$2,806	100.0%

Other risk in force
Second-lien
1st loss	$133		$184
2nd loss	71		100
NIMs	157		418
International
1st loss-Hong Kong primary mortgage insurance	153		316
Credit default swaps	121		3,132

Total other risk in force	$635		$4,150

Risk to capital ratio-Radian Guaranty only	17.2:1		16.1:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit L

($ in thousands)	Quarter Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Claims paid
Prime	$175,809	$96,788	$465,816	$231,374
Alt-A	80,371	60,759	226,432	147,892
A minus and below	44,456	40,814	129,485	109,904

Total primary claims paid	300,636	198,361	821,733	489,170
Pool	46,313	11,771	116,785	22,768
Second-lien and other	4,513	10,790	16,986	51,735

Subtotal	351,462	220,922	955,504	563,673
Impact of first-lien terminations	142,750	—	223,099	—
Impact of captive terminations	(22)	(107,747)	(649)	(107,747)
Impact of second-lien terminations	—	22,323	10,834	87,323

Total	$494,190	$135,498	$1,188,788	$543,249

Average claim paid (1)
Prime	$41.5	$43.8	$43.6	$43.1
Alt-A	54.3	56.2	56.7	54.6
A minus and below	35.0	38.9	37.0	38.8
Total primary claims paid	43.0	45.7	45.2	44.8
Pool	77.3	38.8	72.6	33.5
Second-lien and other	43.0	42.5	35.9	42.3
Total	$45.7	$45.1	$47.1	$44.0

Average primary claim paid before reinsurance recoveries	$51.8	$47.9	$52.9	$46.3
Average total claim paid before reinsurance recoveries	$53.7	$47.1	$54.0	$45.2

Loss ratio - GAAP Basis	191.4%	201.2%	242.0%	156.7%
Expense ratio - GAAP Basis	21.0%	25.7%	24.6%	24.8%

	212.4%	226.9%	266.6%	181.5%

Reserve for losses by category
Prime	$1,394,997	$1,125,684
Alt-A	615,279	922,420
A minus and below	391,945	454,844
Reinsurance recoverable	559,562 (2)	591,857

Total primary reserves	2,961,783	3,094,805
Pool insurance	523,833	211,399

Total 1st lien reserves	3,485,616	3,306,204
Second-lien	18,468	81,462
Other	97	74

Total reserves	$3,504,181	$3,387,740

1st lien reserve per default (3)
Primary reserve per primary default	$22,870	$21,205
Pool reserve per pool default	25,278	13,572
Total 1st lien reserve per default	23,202	20,469

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Reinsurance recoverable on ceded losses related to captives ($462 million) and Smart Home ($97 million).
(3)	Excludes defaults for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit M

	September 30 2010	December 31 2009	September 30 2009
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	592,120	614,590	621,794
Number of loans in default	73,523	78,130	69,287
Percentage of loans in default	12.42%	12.71%	11.14%

Alt-A
Number of insured loans	54,089	60,616	62,860
Number of loans in default	19,116	22,177	21,563
Percentage of loans in default	35.34%	36.59%	34.30%

A minus and below
Number of insured loans	48,929	53,932	55,657
Number of loans in default	17,248	20,911	19,885
Percentage of loans in default	35.25%	38.77%	35.73%

Total Flow
Number of insured loans	695,138	729,138	740,311
Number of loans in default	109,887	121,218	110,735
Percentage of loans in default	15.81%	16.62%	14.96%

Structured
Prime
Number of insured loans	43,856	52,629	60,931
Number of loans in default	6,627	7,520	8,496
Percentage of loans in default	15.11%	14.29%	13.94%

Alt-A
Number of insured loans	20,879	43,615	74,911
Number of loans in default	6,905	15,295	25,098
Percentage of loans in default	33.07%	35.07%	33.50%

A minus and below
Number of insured loans	17,146	19,287	19,861
Number of loans in default	6,630	7,965	7,669
Percentage of loans in default	38.67%	41.30%	38.61%

Total Structured
Number of insured loans	81,881	115,531	155,703
Number of loans in default	20,162	30,780	41,263
Percentage of loans in default	24.62%	26.64%	26.50%

Total Primary Insurance
Prime
Number of insured loans	635,976	667,219	682,725
Number of loans in default	80,150	85,650	77,783
Percentage of loans in default	12.60%	12.84%	11.39%

Alt-A
Number of insured loans	74,968	104,231	137,771
Number of loans in default	26,021	37,472	46,661
Percentage of loans in default	34.71%	35.95%	33.87%

A minus and below
Number of insured loans	66,075	73,219	75,518
Number of loans in default	23,878	28,876	27,554
Percentage of loans in default	36.14%	39.44%	36.49%

Total Primary Insurance
Number of insured loans	777,019	844,669	896,014
Number of loans in default (1)	130,049	151,998	151,998
Percentage of loans in default	16.74%	17.99%	16.96%

Pool insurance:
Number of loans in default (2)	31,832	36,397	36,889

(1)	Includes an estimated 542, 3,302 and 6,052 defaults at September 30, 2010, December 31, 2009 and September 30, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.
(2)	Includes an estimated 11,109, 18,033 and 21,313 defaults at September 30, 2010, December 31, 2009 and September 30, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2010

Exhibit N

	Quarter Ended September 30			Nine Months Ended September 30
	2010		2009	2010	2009

Net Premiums Written (In thousands)
Primary and Pool Insurance	$173,805		$169,180	$498,468	$483,872
Second-lien (1)	609		(1,493)	888	(750)
International (1)	5		(18,687)	4	(17,244)

Total Net Premiums Written - Insurance	$174,419		$149,000	$499,360	$465,878

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$178,554		$182,582	$529,288	$517,770
Second-lien	610		1,264	1,855	4,649
International	2,567		3,013	7,919	12,370

Total Net Premiums Earned - Insurance	$181,731		$186,859	$539,062	$534,789

SMART HOME (In millions)
Ceded Premiums Written and Earned	$2.5		$2.4	$7.4	$8.0

Net premiums earned - derivatives (In thousands) (2)	$137		$234	$416	$1,787

1st Lien Captives
Premiums ceded to captives (In thousands)	$24,392		$30,942	$74,550	$102,976
% of total premiums	11.9%		14.3%	12.2%	16.4%
NIW subject to captives (In thousands)	$—		$144,302	$129	$1,615,653
% of primary NIW	—		4.2%	<1%	11.1%
IIF included in captives (3)	28.9%		29.9%
RIF included in captives (3)	30.0%		33.6%

Persistency (twelve months ended September 30)	78.9	%(4)	87.0%

	September 30 2010		September 30 2009
SMART HOME

% of Primary RIF included in Smart Home Transactions (3)	3.2%		3.4%

(1)	Reflects the impact of second-lien and international terminations.
(2)	Included in change in fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.
(4)	Impacted by the termination of transactions in 2009 and 2010.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2010

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)			September 30 2010					December 31 2009
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to-Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to-Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$300	$49	$251	$142		$375	$62	$313	$142
Pre-2006		50-75%	249	153	96	87		325	185	140	86
Pre-2006		75-99%	474	228	246	135		557	231	326	127
Pre-2006		Attached	1,563	436	1,127	445	$164	1,673	452	1,221	381	$139

Pre-2006 Total	$21,398		$2,586	$866	$1,720	$809	$164	$2,930	$930	$2,000	$736	$139

2006		0-50%	$1	$—	$1	$—		$1	$—	$1	$—
2006		50-75%	1	—	1	—		16	1	15	1
2006		75-99%	12	1	11	1		13	1	12	1
2006		Attached	1,540	187	1,353	446	$169	1,695	242	1,453	355	$163

2006 Total	$2,760		$1,554	$188	$1,366	$447	$169	$1,725	$244	$1,481	$357	$163

2007		0-50%	$—	$—	$—	$—		$1	$—	$1	$—
2007		50-75%	—	—	—	—		12	1	11	—
2007		75-99%	8	1	7	—		15	1	14	1
2007		Attached	3,195	370	2,825	599	$233	3,446	391	3,055	437	$191

2007 Total	$4,305		$3,203	$371	$2,832	$599	$233	$3,474	$393	$3,081	$438	$191

2008		0-50%	$164	$10	$154	$5		$298	$22	$276	$6
2008		50-75%	24	1	23	1		149	8	141	6
2008		75-99%	78	11	67	4		1,454	166	1,288	56
2008		Attached	1,629	186	1,443	127	$28	159	14	145	19	$11

2008 Total	$2,381		$1,895	$208	$1,687	$137	$28	$2,060	$210	$1,850	$87	$11

2009		0-50%	$253	$12	$241	$1		$284	$12	$272	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$288		$253	$12	$241	$1	$—	$284	$12	$272	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	94	30	64	25	$10	102	33	69	37	$17

Quota Share Total	$313		$94	$30	$64	$25	$10	$102	$33	$69	$37	$17

Total Captive (Including Quota Share)	$31,445		$9,585	$1,675	$7,910	$2,018	$604	$10,575	$1,822	$8,753	$1,655	$521

SmartHome		0-50%	$30	$13	$17	$14		$32	$14	$18	$12
SmartHome		50-75%	—	—	—	—		71	29	42	23
SmartHome		75-99%	65	29	36	26		—	—	—	—
SmartHome		Attached	938	456	483	463	$135	1,029	492	537	435	$143

Total SmartHome	$3,900		$1,033	$498	$536	$503	$135	$1,132	$535	$597	$470	$143

(1)	Data is presented in aggregate for all trusts for captives with risk in force at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust for captives with risk in force at period end only. Reinsurance benefit at September 30, 2010 and December 31, 2009 excludes $0.6 million and $71 million of recoveries recognized from the terminations of certain captive reinsurance agreements during the first nine months of 2010 and for the year ended December 31, 2009, respectively.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2010

Modified Pool

Exhibit P

($ in millions)	September 30		September 30
	2010	%	2009	%
Primary risk in force by policy year
2005 and prior	$190	63.8%	$280	33.9%
2006	43	14.4%	208	25.2%
2007	58	19.5%	330	39.9%
2008	7	2.3%	8	1.0%

Total	$298	100.0%	$826	100.0%

Primary risk in force by product
Prime	$75	25.2%	$150	18.1%
Alt-A	205	68.8%	653	79.1%
A minus and below	18	6.0%	23	2.8%

Total	$298	100.0%	$826	100.0%

Primary insurance in force by product
Prime	$696	22.1%	$2,884	16.7%
Alt-A	2,310	73.3%	14,082	81.7%
A minus and below	147	4.6%	268	1.6%

Total	$3,153	100.0%	$17,234	100.0%

Default Statistics:

Primary Insurance:
Total modified pool (1)
Number of insured loans		15,988		80,832
Number of loans in default		4,081		23,876
Percentage of loans in default		25.53%		29.54%

(1)	Impacted by the termination of transactions in 2009 and 2010.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2010

ALT-A

Exhibit Q

($ in millions)	September 30
	2010	%	2009	%

Primary risk in force by FICO score
>=740	$849	24.5%	$1,121	24.6%
680-739	1,662	47.9%	2,202	48.2%
660-679	502	14.5%	666	14.6%
620-659	431	12.4%	543	11.9%
<=619	26	0.7%	30	0.7%

Total	$3,470	100.0%	$4,562	100.0%

Primary risk in force by LTV
85.00% and below	$644	18.6%	$1,195	26.2%
85.01% to 90.00%	1,589	45.8%	1,880	41.2%
90.01% to 95.00%	989	28.5%	1,175	25.8%
95.01% and above	248	7.1%	312	6.8%

Total	$3,470	100.0%	$4,562	100.0%

Primary risk in force by policy year
2005 and prior	$1,188	34.3%	$1,428	31.3%
2006	719	20.7%	1,010	22.1%
2007	1,354	39.0%	1,886	41.4%
2008	208	6.0%	237	5.2%
2009	1	—	1	—

Total	$3,470	100.0%	$4,562	100.0%

Radian Group Inc.

Impact of Mortgage Insurance Terminations

For the Quarter Ended and as of September 30, 2010

Exhibit R

($ in millions)	September 30
	As Reported September 30 2010	Impact of Mortgage Insurance Terminations	Prior to Mortgage Insurance Terminations
Primary insurance in force
Prime	$107,469	$—	$107,469
Alt-A	15,204	3,642	18,846
A minus and below	8,885	—	8,885

Total Primary	$131,558	$3,642	$135,200

Primary risk in force
Prime	$26,278	$—	$26,278
Alt-A	3,470	188	3,658
A minus and below	2,221	—	2,221

Total Primary	$31,969	$188	$32,157

Primary insurance in force-modified pool (1)
Prime	$696	$—	$696
Alt-A	2,310	3,004	5,314
A minus and below	147	—	147

Total Primary	$3,153	$3,004	$6,157

Primary risk in force-modified pool (1)
Prime	$75	$—	$75
Alt-A	205	150	355
A minus and below	18	—	18

Total Primary	$298	$150	$448

Default Statistics:
Total Primary Insurance
Prime
Number of insured loans	635,976	—	635,976
Number of loans in default	80,150	—	80,150
Percentage of loans in default	12.60%	—	12.60%

Alt-A
Number of insured loans	74,968	10,152	85,120
Number of loans in default	26,021	4,325	30,346
Percentage of loans in default	34.71%	42.60%	35.65%

A minus and below
Number of insured loans	66,075	—	66,075
Number of loans in default	23,878	—	23,878
Percentage of loans in default	36.14%	—	36.14%

Total Primary Insurance
Number of insured loans	777,019	10,152	787,171
Number of loans in default	130,049	4,325	134,374
Percentage of loans in default	16.74%	42.60%	17.07%

Total modified pool insurance (1)
Number of insured loans	15,988	8,756	24,744
Number of loans in default	4,081	3,528	7,609
Percentage of loans in default	25.53%	40.29%	30.75%

(1)	Included in primary insurance.

FORWARD-LOOKING STATEMENTS

All statements in this report that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•	changes in general financial and political conditions, such as the failure or significant delay of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, or investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•	our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•	our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•	a decrease in the level of future insurance rescissions and claim denials from the current elevated levels, which rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•	the negative impact our insurance rescissions and claim denials may have on our relationships with customers, including the potential loss of customers and heightened risk of disputes and litigation; and, in the event that we are unsuccessful in defending our rescissions or denials, the need to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•	the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•	further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•	heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies or new entrants to the industry);

•	changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac (together, the “GSEs”), the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•	the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular;

•	the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•	the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•	the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

• volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

• changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the “Risk Factors” detailed in Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, and June 30, 2010, and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

FINANCIAL AND OPERATIONAL NOTES

The net per share impact of $1.12, on an after tax basis, resulting from the change in fair value of derivatives of $229.8 million, was derived by applying a 35% statutory tax rate.

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